EXHIBIT 99.1

                                NBT BANCORP INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints [Joseph Benenati] and [Gary Cummings], and either of them, with full power of substitution, proxies to vote all of the stock of NBT Bancorp Inc. ("NBT") which the undersigned is entitled to vote at the special meeting of stockholders of NBT to be held at the Holiday Inn Arena, 2-8 Hawley Street, Binghamton, New York on [DATE], 2001 at 10:00 a.m. local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, upon the following proposal described in the accompanying document, in accordance with the following instructions. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED ON AN OTHERWISE PROPERLY EXECUTED PROXY, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL.

         To approve the agreement and plan of merger, dated as of June 19, 2001, among NBT, NBT Bank, National Association, CNB Financial Corp., a New York corporation, and Central National Bank, Canajoharie, whereby CNB will merge with and into NBT, with NBT being the surviving corporation.

-------------------------------- ------------------------------- ----------------------------------
            [_] FOR                       [_] AGAINST                       [_] ABSTAIN
-------------------------------- ------------------------------- ----------------------------------

         In their discretion to vote upon such other matters that may properly come before the meeting.

--------- -----------------------------------------------------------------------------------------
X         Please mark your
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          Votes as in this
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          Example.
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

                     TO VOTE BY TELEPHONE (TOUCH TONE ONLY)
                     --------------------------------------

         Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and this proxy card available when you call.

         The control number is _____________.


                            TO VOTE VIA THE INTERNET
                            ------------------------

         You may vote electronically via the Internet at www.voteproxy.com. Please follow the instructions on the web site. Have your control number and this proxy card available when you call.

         The control number is ___________.

         THE DEADLINE FOR TELEPHONE AND INTERNET VOTING IS 11:59 P.M. ON [DATE], 2001.

Date:                        Signature(s)
     ----------------



                               Please sign here exactly as name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee, guardian, or in any other fiduciary capacity, give full title. If more than one person acts as trustee, all should sign. All joint owners must sign.


I plan to attend the Special Meeting: ___________

Please mark (on reverse side), sign and date, and mail in the enclosed postage paid envelope.